Amendment to Asset Purchase Agreement

         AMENDMENT NO. 2, dated as of May 11, 2001, (this "Amendment"), to the Asset Purchase Agreement, dated as of November 30, 2000, as amended (the "Purchase Agreement"), by and among Union Espanola de Explosivos S.A. ("Parent"), a Spanish S.A., Union Espanola de Explosivos-MSI International, S.A., a Spanish S.A. ("Purchaser"), Mining Services International, Inc., a Delaware corporation and successor to UMSI Acquisition Co., a Delaware corporation ("Purchaser's Subsidiary"), and Mining Services International Corporation, a Utah corporation ("Seller", and together with Parent, Purchaser and Purchaser's Subsidiary, the "Parties"). Capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement.

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, the Parties desire to exercise their right pursuant to Section
10.2 of the Purchase Agreement to amend the Purchase Agreement as set forth below;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Amendment to Section 1.1 of the Purchase Agreement. Section 1.1 of the Purchase Agreement is hereby amended by amending and restating the definition of "Financial Statements" contained therein to read as follows:

"Financial Statements" shall mean (a) the consolidated balance sheets of Seller as at December 31, in each of the years 1997, 1998, 1999 and 2000 together with consolidated statements of income, shareholders' equity and cash flows for each of the years then ended, together with the notes thereto, all certified by Tanner+Co, independent certified public accountants, whose reports thereon are included therein, (b) an unaudited consolidated balance sheet of the Seller as at March 30 and June 30, 2000 and unaudited consolidated statements of income, shareholders' equity and cash flows for the quarterly period then ended, and (c) an unaudited balance sheet of each of the Seller's Foreign Subsidiaries as at December 31, 1999 and March 31 and June 30, 2000 and unaudited statements of income for the quarterly periods then ended, except for Eastern Mining Services and Turon-MSI for which an unaudited balance sheet as at December 31, 1999 and October 31, 2000 will be provided and unaudited statements of income for the one year and ten months periods then ended."


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2. Amendment to Section 2.5 of the Purchase Agreement. Section 2.5 of the
Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"Section 2.5. The Purchase Price. On the basis of the June 30, 2000 pro forma balance sheet reviewed by Arthur Andersen and attached hereto as Section 2.5 of the Disclosure Schedule (the "June 30, 2000 Balance Sheet"), subject to the terms and conditions of this Agreement and the adjustments provided for in Sections 2.6 and 2.7 hereof, in consideration of the aforesaid assumption of the Liabilities and the sale, conveyance, assignment, transfer and delivery: (x) to Purchaser's Subsidiary of the Tangible Assets of the Domestic Business, (y) to Parent or an Affiliate of Parent of the Intangible Assets of the Domestic Business and (z) to Parent or Purchaser of all of Seller's shares or interests in Seller's Foreign Subsidiaries, at the Closing Purchaser shall (i) pay to Seller an amount of cash equal to six million three hundred and fifty thousand dollars ($6,350,000), (such amount, as adjusted, is referred to herein as the "Purchase Price")."

3. Amendment to Section 2.6(e) of the Purchase Agreement. Subsection(e) of
Section 2.6 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"(e)Within twenty (20) days after the later of (i) the Adjustment Date, (ii) the date of the settlement of any dispute made in accordance with the provisions of
Section 2.6(d)(ii) above, or (iii) the date of the decision of the Independent Accounting Firm in connection with any dispute made in accordance with the provisions of Section 2.6(d)(iii) above and provided that the difference is greater than $400,000 (four hundred thousand dollars): Seller shall reimburse Purchaser, by wire transfer of immediately available funds, to such bank as indicated by Purchaser in an amount by which the Closing Date Net Assets (without giving effect to (i) any change in depreciation or amortization from June 30, 2000 through the Closing Date or (ii) any net operating loss from Tennessee Blasting Services, LLC, ("TBS") from May 25, 2001 to the Closing Date) is less than the Target Net Assets minus $400,000.

4. Amendment to Section 2.7(a) of the Purchase Agreement. Subsection(a) of
Section 2.7 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"(a) Purchaser shall use reasonable commercial efforts in the ordinary course of business (not including litigation) to collect the Accounts Receivable of the

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Domestic Business. All payments from any customer shall first be credited to the
Original Accounts Receivable (as defined) unless a customer expresses specific disputes with respect to an outstanding bill or invoice, which dispute shall then be immediately brought to the attention of the Seller. For purposes of this Agreement, the term "Original Accounts Receivable" shall mean, the total
Accounts Receivables of the Domestic Business which constitute a part of the Assets as of the Closing Date. For purposes of this Agreement, the term "Final Uncollected Accounts Receivable" shall mean, the total Accounts Receivables of the Domestic Business, other than those due to Seller from TBS, which constitute a part of the Assets which have not been collected in full by Purchaser as of the date two hundred and forty days from the Closing Date."

5. Amendment to Article IV of the Purchase Agreement. Article IV of the Purchase Agreement hereby is amended to add the following new Section 4.35:

         "Section 4.35 Updated Opinion of Financial Advisor. Seller's Board of Directors has received the opinion of Christenberry Collet and Company, Inc., dated on or before May 11, 2001, a copy of which has been provided to Parent, Purchaser's Subsidiary and Purchaser, to the effect that, as of such date, the consideration to be received by Seller pursuant to the Purchase Agreement as modified by this Amendment is fair to Seller and Seller's stockholders from a financial point of view."

6. Deletion of Section 7.1(c). Subsection (c) of Section 7.1 of the Purchase Agreement hereby is deleted and replaced with the following: "(c) intentionally omitted".

7. Amendment to Section 7.2 (c). Subsection (c) of Section 7.2 of the Purchase Agreement is hereby amended by adding the following sentence to Subsection (c):
"The parties hereby acknowledge that as of the date hereof Maine Drilling and Blasting has not granted its consent (the "Maine Drilling Consent") to assign the Supply Agreement between it and Green Mountain Explosives Inc. to the Purchaser and accordingly, Purchaser has undertaken efforts to obtain the Maine Drilling Consent and shall notify Seller by the later of (i) May 31, 2001 and
(ii) the date prior to the mailing by Seller to its stockholders of the proxy statement for the Stockholders Meeting that it either waives the condition for the Maine Drilling Consent or terminates this Agreement due to the lack of obtaining the Maine Drilling Consent."

8. Amendment to Section 8.1(c) of the Purchase Agreement. Subsection (c) of
Section 8.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

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         "(c) By either Purchaser, Purchaser's Subsidiary or Seller upon written notice given to the other party in the event that the Closing shall not have taken place on or before July 31, 2001; provided, that the failure of the Closing to occur on or before such date is not the result of a breach of any covenant, agreement, representation or warranty hereunder by the party seeking such termination;"

9. Amendment to Section 9.1(e) of the Purchase Agreement. Subsection (e) of
Section 9.1 is hereby amended and restated in its entirety to read as follows:

         "(e) Without regard to the limitations set forth in Section 9.1(c)(iii), the aggregate liability of Seller for breaches in the representations and warranties included in this Agreement shall not exceed $5,000,000 (five million dollars) ("Seller's Indemnification Amount")."

10. Amendment to Exhibit A. Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

11. Amendment to Exhibit B. Exhibit B to the Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit B hereto.

12. Miscellaneous.

         a. Ratification of Purchase Agreement. Except as specifically provided in this Amendment, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Purchase Agreement.

         b. Effect on Purchase Agreement. The amendments to the Purchase Agreement contemplated by this Amendment are limited precisely as written and shall not be deemed to be an amendment to any other terms or conditions of the Purchase Agreement. The Purchase Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Purchase Agreement shall be deemed to mean the Purchase Agreement as amended by this Amendment.

         c. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF.

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         d.   Headings. The section headings in this Amendment are intended solely for convenience and shall be given no effect in the construction and interpretation hereof.

         e. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                           [SIGNATURE PAGE TO FOLLOW]

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         IN WITNESS WHEREOF, Parent, Purchaser, Purchaser's Subsidiary and
Seller have executed this Amendment No. 2 to the Purchase Agreement or caused this Amendment No. 2 to the Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                            UNION ESPANOLA DE EXPLOSIVOS S.A.

                                            By
                                            ------------------------------------
                                            Name: Jose F. Sanchez-Junco
                                            Title:   Chairman and CEO


                                            MINING SERVICES INTERNATIONAL, INC.

                                            By
                                            ------------------------------------
                                            Name: Jose F. Sanchez-Junco
                                            Title:   President


                                            UNION ESPANOLA DE EXPLOSIVOS-MSI
                                            INTERNATIONAL, S.A.

                                            By
                                            ------------------------------------
                                            Name: Jose F. Sanchez-Junco
                                            Title:   Chairman


                                            MINING SERVICES INTERNATIONAL,
                                            CORPORATION

                                            By
                                            ------------------------------------
                                            Name: John T. Day
                                            Title:   President



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